[EXECUTION COPY]

                                    SECOND AMENDMENT


                    SECOND AMENDMENT, dated as of March 31, 1995 (this "AMENDMENT"), to the Credit Agreement, dated as of January 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (i) Santa Fe Pacific Corporation, a Delaware corporation (the "BORROWER"), (ii) the several lenders from time to time parties thereto (the "LENDERS"), (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Documentation Agent and as Administrative Agent.


                                W I T N E S S E T H :
                                - - - - - - - - - -


                    WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment;

                    NOW, THEREFORE, the parties hereto hereby agree as follows:

                    1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                    2.   Amendments to Credit Agreement.  A.  Subsection
          1.1 of the Credit Agreement is hereby amended by deleting the definitions of "APPLICABLE MARGIN", "BORROWING DATE", "COMMITMENT", "FACILITY FEE CALCULATION AMOUNT", "FACILITY FEE RATE", "INTEREST PERIOD", "NOTICE OF COMMITTED BORROWING", "REVOLVING CREDIT COMMITMENTS", "REVOLVING CREDIT LOANS" AND "TRANCHE" in their entirety and adding the following new definitions in correct alphabetical order:

                    "`APPLICABLE MARGIN':  (a)  For any day which is a
               Leverage-Based Pricing Day, the rate per annum set forth below for the relevant Type of Term Loan or Revolving Credit Loan, as the case may be, opposite the Pricing Ratio Level determined as of the end of the last fiscal quarter ended prior to such day, as shown (in the absence of manifest error) on the Pricing Ratio Certificate delivered for such last fiscal quarter:

                      TERM LOANS AND TRANCHE C REVOLVING CREDIT
                             LOANS -- APPLICABLE MARGIN

                                                  Applicable Margin

               Pricing Ratio Level   Base Rate Loans      Eurodollar Loans

                    Level I                  0%                 .400%
                    Level II                 0                  .625
                    Level III                0                  .825
                    Level IV                 0                 1.075
                    Level V                .25                 1.250
                    Level VI               .50                 1.500


                   TRANCHE A REVOLVING CREDIT LOANS AND TRANCHE B
                     REVOLVING CREDIT LOANS -- APPLICABLE MARGIN

                                                Applicable Margin

               Pricing Ratio Level    Base Rate Loans      Eurodollar Loans

                    Level I                   0%                .400%
                    Level II                  0                 .500
                    Level III                 0                 .700
                    Level IV                  0                 .950
                    Level V                .125                1.125
                    Level VI               .250                1.250

          ; provided, however, that (i) if any interest payment is    made
          during the period between the first day of a fiscal quarter and the date which is five Domestic Business Days after the date of delivery of the Pricing Ratio Certificate for the immediately preceding fiscal quarter, such interest payment shall be tentatively calculated on the basis of the Applicable Margins in effect for such immediately preceding fiscal quarter until the Applicable Margins are adjusted upon delivery of such Pricing Ratio Certificate and (ii) in the event that no Pricing Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Applicable Margins shall thereafter be tentatively calculated as those applicable to Pricing Ratio Level VI until delivery of such Pricing Ratio Certificate; and provided, further, that from the Tender Offer Funding Date until the earlier of the Second Amendment Effective Date and April 1, 1995, the Applicable Margins shall be those applicable to Pricing Ratio Level IV. Changes in the Applicable Margins in respect of any Loans resulting from the operation of either of clauses (i) or (ii) above for any fiscal quarter shall be given effect through adjustments to the next interest payments to be made in respect of

               Committed Loans so as to give effect to such Applicable Margins for all affected Committed Loans retroactively to the beginning of such fiscal quarter.

                    (b)  For any day which is a Ratings-Based Pricing
               Day, the rate per annum set forth below for the relevant Type of Term Loan or Revolving Credit Loan, as the case may be, opposite the applicable Rating in effect on such day:

                         TERM LOANS AND TRANCHE C REVOLVING CREDIT
                                LOANS -- APPLICABLE MARGIN

                                                 Applicable Margin

                       Rating         Base Rate Loans     Eurodollar Loans

                     Rating I                 0%                .250%
                     Rating II                0                 .400
                     Rating III               0                 .600
                     Rating IV                0                 .750
                     Rating V              .250                1.250


                      TRANCHE A REVOLVING CREDIT LOANS AND TRANCHE B
                        REVOLVING CREDIT LOANS -- APPLICABLE MARGIN

                                                 Applicable Margin

                       Rating         Base Rate Loans     Eurodollar Loans

                     Rating I                 0%                .250%
                     Rating II                0                 .350
                     Rating III               0                 .500
                     Rating IV                0                 .625
                     Rating V              .125                1.125

                    `BORROWING DATE':  any Domestic Business Day or
               Eurodollar Business Day, as the case may be, specified in a notice pursuant to subsection 2.2, 3.2, 4.2, 4A.2 or 5.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                    `COMMITMENT':  as to any Lender, the collective
               reference to such Lender's Term Loan Commitment, Tranche A Revolving Credit Commitment, Tranche B Revolving Credit Commitment and Tranche C Revolving Credit Commitment; as to all the Lenders, the `COMMITMENTS.'

                    `FACILITY FEE CALCULATION AMOUNT':  as to any Lender on
               any date, the sum of (a) the outstanding principal amount of such Lender's Term Loans and Revolving Credit Loans on such date and (b) the undrawn amount of such Lender's (i) Term Loan Commitment (during the Term Loan Commitment Period),
               (ii) Tranche A Revolving Credit Commitment (during the Tranche A Revolving Credit Commitment Period), (iii) Tranche B Revolving Credit Commitment (during the Tranche B Revolving Credit Commitment Period) and (iv) Tranche C Revolving Credit Commitment (during the Tranche C Revolving Credit Commitment Period). In calculating the "undrawn" amount of any Lender's Commitment for purposes of clause (b) of this definition, any reduction in the actual availability of such Lender's Commitment caused by outstanding Money Market Loans shall be disregarded.

                    `FACILITY FEE RATE':  (a)  For any day which is a
               Leverage-Based Pricing Day, the rate per annum set forth below opposite the Pricing Ratio Level determined as of the end of the last fiscal quarter ended prior to such day, as shown (in the absence of manifest error) on the Pricing Ratio Certificate delivered for such last fiscal quarter:

                    Pricing Ratio Level           Facility Fee Rate

                    Level I                            .20%
                    Level II                           .25
                    Level III                          .30
                    Level IV                           .30
                    Level V                            .375
                    Level VI                           .50

               ; provided, however, that (i) if any payment of facility fees is made during the period between the first day of a fiscal quarter and the date which is five Domestic Business Days after the date of delivery of the Pricing Ratio Certificate for the immediately preceding fiscal quarter, such facility fee payment shall be tentatively calculated on the basis of the Facility Fee Rate in effect for such immediately preceding fiscal quarter until the Facility Fee Rate is adjusted upon delivery of such Pricing Ratio Certificate and (ii) in the event that no Pricing Ratio Certificate has been delivered for a fiscal quarter prior to the last day of the next succeeding fiscal quarter, the Facility Fee Rate shall thereafter be tentatively calculated as that applicable to Pricing Ratio Level VI until delivery of such Pricing Ratio Certificate; and provided, further, that from the Tender Offer Funding Date until the earlier of the Second Amendment Effective Date and April 1, 1995, the Facility Fee Rate will be that applicable to Pricing Ratio Level IV. Changes in the Facility Fee Rate, if any, resulting from the operation of either of clauses (i) or
               (ii) above for any fiscal quarter shall be given effect












               through adjustments to the next facility fee payment to be made under this Agreement so as to give effect to such Facility Fee Rate retroactively to the beginning of such fiscal quarter.

                    (b) On any day which is a Ratings-Based Pricing Day, the rate per annum set forth below opposite the applicable Rating in effect on such day:

                    Rating                        Facility Fee Rate

                    Rating I                           .125%
                    Rating II                          .150
                    Rating III                         .200
                    Rating IV                          .250
                    Rating V                           .375

                    `INTEREST PERIOD':  (a) with respect to any Eurodollar
               Loan:

                         (1)  in respect of any Loan borrowed as or
                    converted into a Eurodollar Loan, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Committed Borrowing or Notice of Eurodollar Conversion, as the case may be, given with respect thereto; and

                         (2) in respect of any Eurodollar Loan continued as
                    a Eurodollar Loan for a subsequent Interest Period, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Notice of Eurodollar Continuation given with respect thereto;

               provided, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Loans are subject to the following:

                         (A) if any Interest Period pertaining to a
                    Eurodollar Loan would otherwise end on a day that is not a Eurodollar Business Day, such Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;













                         (B) any Interest Period in respect of any Term
                    Loan, Tranche A Revolving Credit Loan, Tranche B Revolving Credit Loan or Tranche C Revolving Credit Loan, as the case may be, that would otherwise extend beyond the Term Loan Termination Date, the Tranche A Revolving Credit Termination Date, the Tranche B Revolving Credit Maturity Date or the Tranche C Revolving Credit Termination Date, as the case may be, shall end on the Term Loan Termination Date, the Tranche A Revolving Credit

                    Termination Date, the Tranche B Revolving Credit Maturity Date or the Tranche C Revolving Credit Termination Date, respectively;

                         (C)  any Interest Period pertaining to a
                    Eurodollar Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (B) above, end on the last Eurodollar Business Day of a calendar month; and

                         (D) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan;

                    (b) with respect to each Money Market LIBOR Loan, the period commencing on the date of such Loan specified in the applicable Notice of Money Market Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 5; provided, that all of the foregoing provisions relating to Interest Periods in respect of Money Market LIBOR Loans are subject to the following:

                         (i) any Interest Period pertaining to a Money Market LIBOR Loan that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                         (ii) any Interest Period pertaining to a Money Market LIBOR Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period)













                    shall, subject to clause (iii) below, end on the last Eurodollar Business Day of a calendar month; and

                         (iii) any Interest Period in respect of any such Tranche A Money Market Loan that would otherwise end after the Tranche A Revolving Credit Termination Date shall end on the Tranche A Revolving Credit Termination Date; any Interest Period in respect of any such Tranche B Money Market Loan that would otherwise end after the Tranche B Revolving Credit Maturity Date shall end on the Tranche B Revolving Credit Maturity Date; and any Interest Period in respect of any such Tranche C Money Market Loan that would otherwise end after the Tranche C Revolving Credit Termination Date shall end on the Tranche C Revolving Credit Termination Date; and

                    (c) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of such Loan specified in the applicable Notice of Money

               Market Borrowing and ending such number of days thereafter (but not less than 7 nor more than 365 days) as the Borrower may elect in accordance with Section 5; provided, that all of the foregoing provisions relating to Interest Periods in respect of Money Market Absolute Rate Loans are subject to the following:

                         (i) any Interest Period pertaining to a Money Market Absolute Rate Loan that would otherwise end on a day that is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day; and

                         (ii) any Interest Period in respect of any such Tranche A Money Market Loan that would otherwise end after the Tranche A Revolving Credit Termination Date shall end on the Tranche A Revolving Credit Termination Date; any Interest Period in respect of any such Tranche B Money Market Loan that would otherwise end after the Tranche B Revolving Credit Maturity Date shall end on the Tranche B Revolving Credit Maturity Date; and any Interest Period in respect of any such Tranche C Money Market Loan that would otherwise end after the Tranche C Revolving Credit Termination Date shall end on the Tranche C Revolving Credit Termination Date.

                    `LEVERAGE-BASED PRICING DAY':  each of (a) each day
               prior to the earlier of the Second Amendment Effective Date and April 1, 1995, (b) if neither the Merger Approval nor the Merger Disapproval has occurred before December 31, 1995, each day from and after December 31, 1995 until the date on which the Merger Approval occurs, and (c) if the Merger Disapproval occurs, each day from and after the date on which the Merger Disapproval occurs.

                    `MERGER APPROVAL':  the service by the Interstate
               Commerce Commission, or successor agency, of a final decision approving the Merger.

                    `MERGER DISAPPROVAL':  the service by the Interstate
               Commerce Commission, or successor agency, of a final decision disapproving the Merger.

                    `MOODY'S BOND RATING':  for any day, the rating of the
               Borrower's senior unsecured, non-credit-enhanced debt by Moody's in effect at 9:00 A.M., New York City time, on such day. If Moody's shall have changed its system of classifications after the date hereof, the Moody's Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system. For purposes of this definition, if on any day prior to the Rating Affirmance Date any rating by Moody's is on credit watch, review or similar status with negative implications, such rating will be treated as the next lower rating.

                    `NOTICE OF COMMITTED BORROWING':  an irrevocable notice
               from the Borrower, delivered pursuant to subsection 2.2, 3.2, 4.2 or 4A.2, as the case may be, requesting the Lenders to make Committed Loans; each such notice shall be delivered in writing or by telecopy and shall specify (i) whether Term Loans, Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans are requested thereby, (ii) the amount of such Loans, (iii) whether such Loans are to be initially Eurodollar Loans, Base Rate Loans or a combination thereof, and (iv) if such Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the length of the initial Interest Period for such Eurodollar Loans.

                    `RATING':  as applicable, Rating I, Rating II, Rating
               III, Rating IV or Rating V.

                    `RATING AFFIRMANCE DATE':  the date on or after the
               date of the Merger Approval on which Moody's and S&P shall have affirmed that the Borrower is retaining Investment Grade Status after giving effect to the Merger.

                    `RATING I':  applies on any day on which the S&P Bond
               Rating is at or above BBB+ and the Moody's Bond Rating is at or above Baa1.

                    `RATING II':  applies on any day on which (a) Rating I
               does not apply and (b) the S&P Bond Rating is at or above BBB and the Moody's Bond Rating is at or above Baa2.

                    `RATING III':  applies on any day on which (a) neither
               Rating I nor Rating II applies and (b) the S&P Bond Rating is at or above BBB- and the Moody's Bond Rating is at or above Baa3.

                    `RATING IV':  applies on any day on which (a) none of
               Rating I, Rating II or Rating III applies and (b) the S&P Bond Rating is at or above BB+ and the Moody's Bond Rating is at or above Ba1.

                    `RATING V':  applies on any day on which none of Rating
               I, Rating II, Rating III or Rating IV applies (including, without limitation, any day on which the Borrower's senior, unsecured, non credit-enhanced debt is unrated by either Moody's or S&P).

                    `RATINGS-BASED PRICING DAY':  any day other than a
               Leverage-Based Pricing Day.

                    `REVOLVING CREDIT COMMITMENTS':  the collective
               reference to the Tranche A Revolving Credit Commitments, the Tranche B Revolving Credit Commitments and the Tranche C Revolving Credit Commitments.

                    `REVOLVING CREDIT LOANS':  the collective reference to
               the Tranche A Revolving Credit Loans, the Tranche B Revolving Credit Loans and the Tranche C Revolving Credit Loans.

                    `S&P BOND RATING':  for any day, the rating of the
               Borrower's senior, unsecured, non credit-enhanced debt by S&P in effect at 9:00 A.M., New York City time, on such day. If S&P shall have changed its system of classifications after the date hereof, the S&P Bond Rating shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system. For purposes of this definition, if on any day prior to the Rating Affirmance Date any rating by S&P is on credit watch, review or similar status with negative implications, such rating will be treated as the next lower rating.

                    `SECOND AMENDMENT EFFECTIVE DATE':  the date on which
               the Second Amendment, dated as of March 31, 1995, to this Agreement becomes effective.

                    `TRANCHE':  the collective reference to Term Loans,
               Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans, as the case may be, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                    `TRANCHE C MONEY MARKET LOANS':  as defined in
               subsection 5.2.

                    `TRANCHE C REVOLVING CREDIT COMMITMENT':  as to any
               Lender, the obligation of such Lender to make Tranche C Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name under the column `Tranche C Revolving Credit Commitment' on
               Schedule I, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

                    `TRANCHE C REVOLVING CREDIT COMMITMENT PERIOD':  the
               period from and including the Second Amendment Effective Date to and including December 31, 1999.

                    `TRANCHE C REVOLVING CREDIT LOANS':  as defined in
               subsection 4A.1.

                    `TRANCHE C REVOLVING CREDIT TERMINATION DATE':  the
               last day of the Tranche C Revolving Credit Commitment Period (or such earlier date on which the Tranche C Revolving Credit Commitments shall terminate pursuant to the terms of this Agreement)."

                    (b) Subsection 2.3 of the Credit Agreement is hereby amended by deleting such provision in its entirety and substituting in lieu thereof the following:

                         "2.3  Repayment of Term Loans.  The Borrower
               hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, the aggregate principal amount of the Term Loans of such Lender, in three consecutive semi-annual installments, payable on the last day of each June and December, commencing on June 30, 2000.












               Each such installment in respect of the Term Loans of each Lender shall be in an amount equal to the percentage set forth below opposite the relevant installment payment date of the aggregate principal amount of the Term Loans of such Lender outstanding on the last day of the Term Loan Commitment Period:

               Installment Payment Date      % of Principal Amount Due

                    June 30, 2000                 16.67%
                    December 31, 2000             16.67%
                    June 30, 2001                 66.66%"

                    (c) Subsection 4.1(b) of the Credit Agreement is hereby amended by deleting the reference to "subsections 3.2 and 6.5" contained therein and substituting in lieu thereof a reference to "subsections 4.2 and 6.5".

                    (d) The Credit Agreement is hereby amended by adding a new Section 4A between Sections 4 and 5 of the Credit Agreement, such new Section 4A to read in its entirety as follows:

                  "SECTION 4A.  THE TRANCHE C REVOLVING CREDIT LOANS

                         4A.1  Tranche C Revolving Credit Commitments.  (a)
               Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("TRANCHE C REVOLVING CREDIT LOANS") to the Borrower from time to time during the Tranche C Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Tranche C Revolving Credit Commitment; provided, that no Tranche C Revolving Credit Loan may be made if, after giving effect to such Loan and to any simultaneous repayment of outstanding Loans, the aggregate outstanding principal amount of Tranche C Revolving Credit Loans and Tranche C Money Market Loans would exceed the aggregate amount of the Tranche C Revolving Credit Commitments. During the Tranche C Revolving Credit Commitment Period the Borrower may use the Tranche C Revolving Credit Commitments by borrowing Tranche C Revolving Credit Loans, prepaying Tranche C Revolving Credit Loans in whole or in part, and reborrowing Tranche C Revolving Credit Loans, all in accordance with the terms and conditions hereof; provided, that at all times from and after the Second Amendment Effective Date to the date of the Merger Approval (or, if earlier, the date of repayment of the Loans in full and termination of the Commitments), the Borrower must maintain not less than $200,000,000 in aggregate principal amount of Tranche C Revolving Credit

          <PAGE)
                                                                        11














               Loans outstanding (or, if the Tranche C Revolving Credit Commitments have been reduced to an amount less than $200,000,000 pursuant to subsection 6.3(b) or 6.4(h), such lesser amount).

                    (b) The Tranche C Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or
               (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 4A.2 and 6.5; provided, that no Tranche C Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Tranche C Revolving Credit Termination Date.

                    (c)  On the Second Amendment Effective Date,
               $400,000,000 in aggregate principal amount of outstanding Term Loans will be converted into Tranche C Revolving Credit Loans having the same Interest Periods that were applicable to such Loans as Term Loans immediately prior to such conversion, and from and after such conversion, such Loans shall constitute Tranche C Revolving Credit Loans which the Borrower may prepay and reborrow as such in accordance with this Section 4A.

                    4A.2  Procedure for Tranche C Revolving Credit
               Borrowing.   The Borrower shall request Tranche C Revolving
               Credit Loans by delivering a Notice of Committed Borrowing to the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Eurodollar Business Days prior to the requested Borrowing Date, if all or any part of the requested Tranche C Revolving Credit Loans are to be initially Eurodollar Loans or (b) on such Borrowing Date, otherwise, requesting the Lenders to make Tranche C Revolving Credit Loans on such Borrowing Date. Upon receipt of such Notice of Committed Borrowing the Administrative Agent shall promptly notify each Lender thereof, and not later than 11:00 A.M., New York City time, on such Borrowing Date each Lender shall make available to the Administrative Agent at its office specified in subsection 13.2 the amount of the Tranche C Revolving Credit Loan to be made by such Lender on such Borrowing Date, in immediately available funds. The Administrative Agent shall on such Borrowing Date make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                    4A.3  Repayment of Tranche C Revolving Credit Loans.
               The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Lender, on the Tranche C Revolving Credit Termination Date, the aggregate principal amount of the Tranche C Revolving Credit Loans of such Lender outstanding on such date."













                    (e)  Subsection 5.2(v) of the Credit Agreement is
          hereby amended by deleting such provision in its entirety   and
          substituting in lieu thereof the following:

                    "(v) whether the requested Money Market Loans are to be
               applied against unused Tranche A Revolving Credit Commitments ("TRANCHE A MONEY MARKET LOANS"), unused Tranche B Revolving Credit Commitments ("TRANCHE B MONEY MARKET LOANS") or unused Tranche C Revolving Credit Commitments ("TRANCHE C MONEY MARKET LOANS")."

                    (f) Section 5 of the Credit Agreement is hereby amended by adding a new subsection 5.10 to read as follows:

                    "5.10  Limitations in Respect of Tranche C Money Market
               Loans. (a) Until the Merger Approval, the Borrower shall not request, and the Lenders shall not make, Tranche C Money Market Loans in excess of an aggregate principal amount of $200,000,000 at any time outstanding.

                    (b) The Borrower shall not request, and the Lenders shall not make, Tranche C Money Market Loans in amounts or with maturity dates such that, after giving effect to any reduction of Tranche C Revolving Credit Commitments pursuant to subsection 6.3(b), the aggregate outstanding principal amount of Tranche C Money Market Loans would exceed the Tranche C Revolving Credit Commitments."

                    (g) Subsection 6.2 of the Credit Agreement is hereby amended by deleting such provision in its entirety and substituting in lieu thereof the following:

                    "6.2  Minimum Borrowing Amounts.  Each borrowing under
               the Term Loan Commitments shall be in an amount equal to $25,000,000 or a whole multiple of $1,000,000 in excess thereof. Each borrowing under the Tranche A Revolving Credit Commitments, the Tranche B Revolving Credit Commitments or the Tranche C Revolving Credit Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof."

                    (h) Subsection 6.3 of the Credit Agreement is hereby amended by deleting such provision in its entirety and substituting in lieu thereof the following:

                    "6.3  Termination or Reduction of Commitments.  (a)
               The Borrower shall have the right, upon not less than two domestic Business Days' notice to the Administrative Agent, to terminate any of the Commitments or, from time to time, to reduce the amount of any of the Commitments; provided, that no reduction of the Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any simultaneous repayment of Revolving Credit Loans and/or Money Market Loans, (i) the aggregate outstanding principal amount of the Tranche A Revolving Credit Loans and Tranche A Money Market Loans would exceed the Tranche A Revolving Credit Commitments, (ii) the aggregate outstanding principal amount of the Tranche B Revolving Credit Loans and Tranche B Money Market Loans would exceed the Tranche B Revolving Credit Commitments or (iii) the aggregate outstanding principal amount of the Tranche C Revolving Credit Loans and
               Tranche C Money Market Loans would exceed the Tranche C Revolving Credit Commitments. Any reduction of any of the Commitments shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently such Commitments then in effect.

                    (b) The Tranche C Revolving Credit Commitments shall automatically reduce by an amount equal to (i) $50,000,000 on each of December 31, 1996, June 30, 1997, December 31, 1997, June 30, 1998, and December 31, 1998 and (ii)
               $75,000,000 on each of June 30, 1999 and December 31, 1999.
               Each such reduction shall be accompanied by a simultaneous prepayment of Tranche C Revolving Credit Loans, to the extent, if any, that after giving effect to such reduction the aggregate outstanding principal amount of Tranche C Revolving Credit Loans and Tranche C Money Market Loans would exceed the Tranche C Revolving Credit Commitments."

                    (i) Subsection 6.4(h) of the Credit Agreement is hereby amended by adding the following phrase before the period at the end thereof:

               "until the Tranche B Revolving Credit Loans have been prepaid in full and the Tranche B Revolving Credit Commitments have been terminated, and thereafter any such prepayment shall be applied to the prepayment of Tranche C Revolving Credit Loans and the simultaneous reduction of the Tranche C Revolving Credit Commitments in the amount of such prepayment"

                    (j) Subsection 8.3(d) of the Credit Agreement is hereby amended by deleting the reference to "subsection 2.2, 3.2,
          4.2 or 5.6" contained therein and substituting in lieu thereof a reference to "subsection 2.2, 3.2, 4.2, 4A.2 or 5.6".

                    (k) Subsection 9.7 of the Credit Agreement is hereby amended by redesignating paragraph (d) thereof as paragraph "(f)"












          and by adding between paragraph (c) and paragraph (f) thereof the following new paragraphs (d) and (e):

                    "(d)  The Tranche C Revolving Credit Loans will
               initially constitute a conversion to Tranche C Revolving Credit Loans of Term Loans, the proceeds of which were used in accordance with paragraph (a) of this subsection 9.7. In the event of any repayment and reborrowing of Tranche C Revolving Credit Loans, the proceeds of such Tranche C Revolving Credit Loans will be used for working capital and other general corporate purposes.

                    (e) The Borrower will use the proceeds of Tranche A Money Market Loans, Tranche B Money Market Loans and Tranche C Money Market Loans to prepay Tranche A Revolving Credit Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans, respectively, or for purposes for which proceeds of such respective Revolving Credit Loans are permitted to be used by the foregoing provisions of this subsection 9.7."

                    (l) Subsection 9.8 of the Credit Agreement is hereby amended by deleting such provision in its entirety and substituting in lieu thereof the following:

                    "9.8  Interest Rate Protection.  The Borrower will
               obtain, (a) prior to April 15, 1995, Interest Rate Protection with respect to at least $400,000,000 of the Term Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans and (b) prior to the earlier of (i) 30 days following the date on which the Merger Disapproval occurs and (ii) December 31, 1995, if the Merger Approval has not occurred by such date, Interest Rate Protection with respect to an additional $270,000,000 of the Term Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans, and the Borrower will maintain all of such Interest Rate Protection (or Interest Rate Protection that replaces such Interest Rate Protection) in effect during the original term of such Interest Rate Protection or until, if earlier, the Term Loans, Tranche B Revolving Credit Loans or the Tranche C Revolving Credit Loans, as the case may be, are repaid in full. For purposes of this subsection 9.8, the Borrower will be deemed to have obtained "Interest Rate Protection" in respect of Term Loans, Tranche B Revolving Credit Loans or Tranche C Revolving Credit Loans (A) in the amount of $200,000,000, by maintaining outstanding the Notes described in clause (ii) of the definition of "Existing Borrower Securities" contained in subsection 1.1, (B) in an amount equal to the aggregate face amount of fixed rate indebtedness issued by the Borrower after March 15, 1995 having an amortization schedule, and bearing interest at a rate, reasonably satisfactory to the Arranging Agents, and
               (C) in an amount equal to the aggregate notional amount covered by Interest Rate Agreements entered into by the Borrower on or after the date of this Agreement, with counterparties that are financial institutions having public debt ratings or long-term deposit ratings at the time each such Interest Rate Agreement is entered into of at least A-from S&P or at least A3 from Moody's, on terms and conditions, and for periods, reasonably satisfactory to the Arranging Agents."

                    (m) Subsection 10.3(a) of the Credit Agreement is hereby amended by deleting such provision in its entirety and substituting in lieu thereof the following:

               "(a) Liens existing on the date hereof securing Debt outstanding on the date hereof, and Liens created by the Stock Pledge Agreement securing equally and ratably (i) the Loans and other obligations of the Borrower under this Agreement, (ii) the Notes described in clause (ii) of the definition of "Existing Borrower Securities" contained in subsection 1.1, and (iii) up to $300,000,000 in aggregate principal amount of fixed rate Debt issued by the Borrower after March 15, 1995, provided that, concurrently with such issuance, the Term Loans are prepaid in an amount at least equal to the aggregate principal amount of such Debt;"

                    (n) Subsection 10.4(c) of the Credit Agreement is hereby amended by deleting the reference to "subsection 6.4(e)" contained therein and substituting in lieu thereof a reference to "subsection 6.4(e) and (h)".

                    (o) Subsection 10.5(a)(ii) of the Credit Agreement is hereby amended by deleting the words "simultaneously with" and substituting in lieu thereof the words "within thirty days after".

                    (p) Schedule I to the Credit Agreement is hereby amended by deleting such Schedule in its entirety and substituting in lieu thereof Schedule I attached hereto.

                    (q) Exhibit A to the Credit Agreement is hereby amended by deleting such Exhibit in its entirety and substituting in lieu thereof Exhibit A in the form of Annex A attached hereto.

                    (r) Exhibit B to the Credit Agreement is hereby amended by deleting such Exhibit in its entirety and substituting in lieu thereof Exhibit B in the form of Annex B attached hereto.












                    (s) Exhibit H to the Credit Agreement is hereby amended by deleting such Exhibit in its entirety and substituting in lieu thereof Exhibit H in the form of Annex C attached hereto.

                    3. Conditions to Effectiveness. This Amendment shall become effective on the date on which:
                    (a) the Borrower and all the Lenders shall have executed and delivered this Amendment to the Administrative Agent;

                    (b) Santa Fe Railroad shall have executed and delivered to the Administrative Agent the Consent, substantially in the form of Annex D attached hereto; and

                    (c) the Administrative Agent shall have received, with the counterpart for each Lender, the executed legal opinion of Mayer, Brown & Platt, special counsel to the Borrower, substantially in the form of Annex E attached hereto.

                    4.   General.

                    (a) Representation and Warranties. The Borrower hereby represents and warrants to the Agents and the Lenders as of the Second Amendment Effective Date that the representations and warranties made by the Borrower in the Credit Agreement are true and correct in all material respects on and as of the Second Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Second Amendment Effective Date.

                    (b) No Other Amendments. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

                    (c) Governing Law; Counterparts. (i) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                    (ii) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                        SANTA FE PACIFIC CORPORATION


                                        By:  /s/   Patrick J. Ottensmeyer
                                           -------------------------------
                                                   Patrick J. Ottensmeyer
                                           Title:  Vice President-Finance


                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Administrative Agent
                                        and as a
                                          Lender


                                        By: /s/     Charles H. King
                                           --------------------------
                                                    Charles H. King
                                            Title:  Vice President


                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION)


                                        By:  /s/   Francis M. Cox
                                           --------------------------
                                                   Francis M. Cox
                                           Title:  Vice President


                                        CHEMICAL BANK


                                        By:  /s/   Christopher Wardell
                                           --------------------------
                                                   Christopher Wardell
                                           Title:  Managing Director


                                        PEARL STREET L.P.


                                        By:  /s/   Robert J. O'Shea
                                           --------------------------
                                                   Robert J. O'Shea












                                           Title:  Authorized Signer

                                        UNION BANK OF SWITZERLAND


                                        By:  /s/   Michelle A. Moreno
                                            --------------------------
                                                   Michelle A. Moreno
                                           Title:  Vice President


                                        By:  /s/   J. Timothy Shortly
                                           --------------------------
                                                   J. Timothy Shortly
                                           Title:  Managing Director
                                                   and Branch Mgr


                                        BANK OF AMERICA ILLINOIS


                                        By:  /s/   Eric A. Schubert
                                           --------------------------
                                                   Eric A. Schubert
                                          Title:   Managing Director


                                        BANK OF MONTREAL


                                        By:  /s/   Randall B. Becker
                                           --------------------------
                                                   Randall B. Becker
                                           Title:  Managing Director


                                        CREDIT LYONNAIS, CHICAGO BRANCH


                                        By:  /s/   Sandra Horwitz
                                           --------------------------
                                                   Sandra Horwitz
                                           Title:  Vice President


                                        CREDIT LYONNAIS, CAYMAN ISLANDS
                                          BRANCH















                                        By: /s/    Sandra Horwitz
                                           --------------------------
                                                   Sandra Horwitz
                                           Title:  Authorized Signature

                                        THE DAI-ICHI KANGYO BANK, LTD.,
                                         CHICAGO BRANCH


                                        By: /s/    Masami Tsuboi
                                           --------------------------
                                                   Masami Tsuboi
                                           Title:  Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By: /s/    Gerald Mackin
                                           --------------------------
                                                   Gerald Mackin
                                           Title:


                                        NATIONAL WESTMINSTER BANK PLC


                                        By:  /s/   Ernest V. Hodge
                                            --------------------------
                                                   Ernest V. Hodge
                                           Title:  Vice President


                                        NATIONAL WESTMINSTER BANK PLC,
                                          NASSAU BRANCH


                                        By:  /s/   Ernest V. Hodge
                                           --------------------------
                                                   Ernest V. Hodge
                                           Title:  Vice President


                                        THE NORTHERN TRUST COMPANY


                                        By:  /s/   Jeffrey C. Douglas
                                           --------------------------
                                                   Jeffrey C. Douglas
                                           Title:  Vice President













                                        SOCIETE GENERALE, SOUTHWEST AGENCY


                                        By:  /s/   Matthew C. Flanigan
                                           --------------------------
                                                   Matthew C. Flanigan
                                           Title:  First Vice President

                                        TORONTO DOMINION (TEXAS), INC.


                                        By:  /s/   Diane Bailey
                                           --------------------------
                                                   Diane Bailey
                                           Title:  Vice President


                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:  /s/   Dexter Freeman
                                           --------------------------
                                                   Dexter Freeman
                                           Title:  Vice President


                                        THE BANK OF NEW YORK


                                        By:  /s/   John C. Lambert
                                           --------------------------
                                                   John C. Lambert
                                           Title:  Assistant Vice President


                                        THE BANK OF TOKYO, LTD., DALLAS
                                          AGENCY


                                        By:  /s/   John E. Beckwith
                                           --------------------------
                                                   John E. Beckwith
                                           Title:  Vice President


                                        CIBC INC.















                                        By: /s/    John Kunkle
                                           --------------------------
                                                   John Kunkle
                                           Title:


                                        FIRST BANK NATIONAL ASSOCIATION


                                        By:  /s/   Michael S. Harter
                                           --------------------------
                                                   Michael S. Harter
                                           Title:  Commercial Banking
                                                   Officer

                                        THE MITSUBISHI BANK, LIMITED


                                        By:  /s/   J. Bruce Meredith
                                           --------------------------
                                                   J. Bruce Meredith
                                           Title:  Senior Vice President
                                                   and Manager


                                        SWISS BANK CORPORATION, CHICAGO
                                          BRANCH


                                        By:  /s/   William A. McDonnell
                                           -------------------------
                                                   William A. McDonnell
                                          Title:   Associate Director
                                                   Merchant Banking


                                        By:  /s/   Nancy A. Russell
                                           --------------------------
                                                   Nancy A. Russell
                                           Title:  Associate Director
                                                   Merchant Banking


                                        THE BANK OF NOVA SCOTIA


                                        By:   /s/  F.C.H. Ashby
                                           -------------------------
                                                   F.C.H. Ashby
                                          Title:   Senior Manager












                                                   Loan Operations


                                        BANQUE PARIBAS


                                        By:  /s/   Rowena P. Festin
                                           --------------------------
                                                   Rowena P. Festin
                                           Title:  Vice-President

                                        By:  /s/   Clark C. King, III
                                           --------------------------
                                                   Clark C. King, III
                                           Title:  Vice President


                                        COMMERZBANK AKTIENGESELLSCHAFT,
                                          GRAND CAYMAN BRANCH


                                        By:  /s/   William Brent Peterson
                                           --------------------------
                                                   William Brent Peterson
                                          Title:   Assistant Vice President


                                        By:  /s/   Dr. Helmut R. Tollner
                                           --------------------------
                                                   Dr. Helmut R. Tollner
                                           Title:  Executive Vice President


                                        FIRST INTERSTATE BANK OF TEXAS N.A.


                                        By:  /s/   Todd Robichaux
                                           ---------------------------
                                                   Todd Robichaux
                                           Title:  Vice President


                                        FIRST UNION NATIONAL BANK OF
                                          NORTH CAROLINA


                                        By:  /s/   Douglas J. Sleeper
                                            ------------------------
                                                   Douglas J. Sleeper
                                           Title:  Vice President-












                                                   Director


                                        THE FUJI BANK, LIMITED


                                        By:  /s/   Peter L. Chinnici
                                           --------------------------
                                                   Peter L. Chinnici
                                           Title:  Joint General Manager


                                        THE INDUSTRIAL BANK OF JAPAN,
                                          LIMITED, CHICAGO BRANCH


                                        By:  /s/   Hiroaki Nakamura
                                           --------------------------
                                                   Hiroaki Nakamura
                                           Title:  Joint General Manager

                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD, CHICAGO BRANCH


                                        By:   /s/  Mark A. Thompson
                                            --------------------------
                                                   Mark A. Thompson
                                           Title:  Vice President and
                                                   Deputy General Manager


                                        THE MITSUBISHI TRUST AND BANKING
                                          CORPORATION


                                        By:  /s/   Masaaki Yamagishi
                                           --------------------------
                                                   Masaaki Yamagishi
                                           Title:  Chief Manager


                                        MITSUI TRUST BANK (U.S.A.)


                                        By:  /s/   William W. Hunter
                                           --------------------------
                                                   William W. Hunter
                                           Title:  Vice President













                                        ROYAL BANK OF CANADA


                                        By:  /s/   Peter D. Steffen
                                            -------------------------
                                                   Peter D. Steffen
                                           Title:  Senior Manager


                                        THE SAKURA BANK, LIMITED


                                        By:  /s/   Hajime Miyagi
                                           --------------------------
                                                   Hajime Miyagi
                                           Title:  Deputy General Manager


                                        THE SANWA BANK LIMITED, DALLAS
                                          AGENCY


                                        By:  /s/   Blake Wright
                                           --------------------------
                                                   Blake Wright
                                           Title:

                                        WESTDEUTSCHE LANDESBANK
                                          GIROZENTRALE


                                        By:  /s/   Michael F. McWalters
                                          ---------------------------
                                                   Michael F. McWalters
                                           Title:  Managing Director


                                        By:  /s/   Michele Ransley
                                           --------------------------
                                                   Michele Ransley
                                           Title:


                                        BANK OF HAWAII


                                        By:  /s/   Donna Parker
                                           --------------------------
                                                   Donna Parker
                                           Title:  Asst. Vice President













                                        BANCA COMMERCIALE ITALIANA,
                                          CHICAGO BRANCH


                                        By:  /s/   Julian M. Teodori
                                           --------------------------
                                                   Julian M. Teodori
                                           Title:  Senior Vice President/
                                                   Branch Manager


                                        By:  /s/   Diane Zeller-Scherer
                                           --------------------------
                                                   Diane Zeller-Scherer
                                           Title:  Assistant Vice President


                                        CAISSE NATIONALE DE CREDIT AGRICOLE


                                        By:  /s/   David Bouhl, FVP
                                            -------------------------
                                                   David Bouhl
                                           Title:  Head of Corporate
                                                   Banking


                                        NBD BANK


                                        By:  /s/   Larry E. Schuster
                                           --------------------------
                                                   Larry E. Schuster
                                           Title:  Vice President

                                        PNC BANK, NATIONAL ASSOCIATION


                                        By:  /s/   James N. DeVries
                                           --------------------------
                                                   James N. DeVries
                                           Title:


                                        THE SUMITOMO BANK, LIMITED,
                                          CHICAGO BRANCH















                                        By:  /s/   Katsuyasu Iwasawa
                                           --------------------------
                                                   Katsuyasu Iwasawa
                                           Title:  Joint General Manager


                                        THE TOKAI BANK, LIMITED,
                                          CHICAGO BRANCH


                                        By:  /s/   Hiroshi Tanaka
                                           --------------------------
                                                   Hiroshi Tanaka
                                           Title:  General Manager


                                        YASUDA TRUST & BANKING CO., LTD.,
                                          CHICAGO BRANCH


                                        By:  /s/   Koichiro Inoue
                                           --------------------------
                                                   Koichiro Inoue
                                           Title:  Joint General Manager


                                        CREDIT SUISSE


                                        By:  /s/   Harry R. Olsen
                                           --------------------------
                                                   Harry R. Olsen
                                           Title:  MSM


                                        By:  /s/   Kristinn R. Kristinsson
                                           --------------------------
                                                   Kristinn R. Kristinsson
                                           Title:  Associate


                                        NATIONSBANK N.A. (CAROLINAS)


                                        By:  /s/   Carter E. Smith
                                           --------------------------
                                                   Carter E. Smith
                                           Title:  Asst. V.P.

                                        ABN AMRO BANK N.V.













                                        By:  /s/   John Wm. Stanger
                                            -------------------------
                                                   John Wm. Stanger
                                           Title:  Group Vice President


                                        By:  /s/    Robert J. Graff
                                           --------------------------
                                                    Robert J. Graff
                                           Title:   Vice President



                                                       SCHEDULE I



                        BANK NAMES, ADDRESSES AND COMMITMENTS


                                      Tranche A      Tranche B      Tranche C
                                      Revolving      Revolving      Revolving
                                      Credit         Credit         Credit         Term Loan
   Name/Address                       Commitment     Commitment     Commitment     Commitment
   ------------                       ----------     ----------     ----------     ----------

   Morgan Guaranty Trust Company
    of New York
   60 Wall Street
   New York, NY  10260
   Attention:  Charles H. King
   Fax:  (212) 648-5336              $9,550,000.00  $4,240,324.00  $15,400,000.00  $23,100,000.00

   The Chase Manhattan Bank
     (National Association)
   One Chase Manhattan Plaza
   New York, NY  10005
   Attention:  Francis M. Cox III
   Fax:  (212) 552-1457              $8,015,000.00  $3,525,323.00  $12,820,000.00  $19,230,000.00

   Chemical Bank
   10 South LaSalle Street
   Suite 2300
   Chicago, IL 60603
   Attention:  Jennifer H. McGowan
   Fax:  (312) 346-9310              $8,015,000.00  $3,525,323.00  $12,820,000.00  $19,230,000.00

   Pearl Street L.P.
   85 Broad Street
   New York, NY  10004
   Attention:  Nancy Unrath
   Fax:  (212) 902-3757              $4,007,500.00  $1,762,661.00   $6,410,000.00  $9,615,000.00

   Union Bank of Switzerland
   30 South Wacker Drive
   Chicago Branch
   Chicago, IL 60606
   Attention:  Michelle Moreno
   Fax:  (312) 993-5530              $8,015,000.00  $3,525,323.00  $12,820,000.00  $19,230,000.00

   Bank of America Illinois
   231 South LaSalle Street
   Chicago, IL  60697
   Attention:  Eric Schubert
   Fax:  312-828-3555                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   Bank of Montreal
   115 South LaSalle Street
   12th Floor
   Chicago, IL  60603
   Attention:  Jonathan Hook
   Fax:  312-750-6057                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00



   Credit Lyonnais
   227 West Monroe Street
   Suite 3800
   Chicago, IL  60606
   Attention:  David Payne
   Fax:  312-641-0527                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   The Dai-Ichi Kangyo Bank, Ltd.
   Chicago Branch
   10 South Wacker Drive
   28th Floor
   Chicago, IL  60606
   Attention:  Brian Cushing
   Fax:  312-876-2011                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   The First National Bank
    of Chicago
   One First National Plaza
   Suite 0362
   Chicago, IL  60670-0362
   Attention:  Karen J. Andrews,
   William E. Burke
   Fax:  312-732-3055                $5,610,500.00  $2,467,726.00  $8,974,000.00  $13,461,000.00

   National Westminster Bank Plc
   33 North Dearborn Street
   11th Floor
   Chicago, IL  60602
   Attention:  Marilyn Windsor
   Fax:  312-621-1564                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   The Northern Trust Company
   50 South LaSalle Street
   11th Floor
   Chicago, IL  60675
   Attention:  J. Mark Berry
   Fax:  312-630-1566                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   Societe Generale, Southwest
    Agency
   Tramsnell Crow Center
   2001 Ross Avenue
   48th Floor
   Dallas, TX  75201
   Attention:  Louis P. Laville III
   Fax:  214-979-1104                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   Toronto Dominion (Texas), Inc.
   909 Fanin
   Suite 1700
   Houston, TX  77010
   Attention:  Jorge Garcia
   Fax:  713-951-9921                $7,213,500.00  $3,172,790.00  $11,538,000.00  $17,307,000.00

   The First National Bank
    of Boston
   100 Federal Street
   Boston, MA  02110
   Attention:  Dexter Freeman
   Fax:  617-434-1955                $5,610,500.00  $2,467,726.00   $8,974,000.00  $13,461,000.00

   The Bank of New York
   One Wall Street - 19th Floor
   Central Division
   New York, NY  10286
   Attention:  John Lambert
   Fax:  212-635-1208                $5,610,500.00  $2,467,726.00   $8,974,000.00  $13,461,000.00

   The Bank of Tokyo, Ltd.
   Dallas Agency
   2001 Ross Avenue
   Suite 3150-LB 118
   Dallas, TX  75201
   Attention:  John E. Beckwith
   Fax:  214-954-1007                $5,610,500.00  $2,467,726.00   $8,974,000.00  $13,461,000.00

   CIBC Inc.
   200 West Madison Street
   Suite 2300
   Chicago, IL  60606
   Attention:  John Kunkle
   Fax:  312-726-8884                $5,610,500.00  $2,467,726.00   $8,974,000.00  $13,461,000.00

   First Bank National Association
   First Bank Place - MPFP 0704
   601 Second Avenue South
   Minneapolis, MN  55402-4302
   Attention:  Megan Mourning
   Fax:  612-973-0824                $4,007,500.00  $1,762,661.00  $6,410,000.00    $9,615,000.00

   The Mitsubishi Bank, Limited
   225 Liberty Street
   2 World Financial Center
   New York, NY  10281-1059
   Attention:  Naoshi Kinoshita
   Fax:  212-667-3562                $5,610,500.00  $2,467,726.00   $8,974,000.00   $13,461,000.00

   Swiss Bank Corporation
   Chicago Branch
   141 West Jackson Blvd.
   8th Floor
   Chicago, IL  60604
   Attention:  William McDonnell
   Fax:  312-554-6410                $5,610,500.00  $2,467,726.00   $8,974,000.00   $13,461,000.00

   The Bank of Nova Scotia
   181 West Madison Street
   Suite 370D
   Chicago, IL  60602
   Attention:  Pamela Schwartz
   Fax:  312-201-4108                $4,809,000.00  $2,115,193.00   $7,692,000.00   $11,538,000.00

   Banque Paribas
   227 West Monroe Street
   Chicago, IL  60606
   Attention:  Laurie Flom
   Fax:  312-853-6020                $4,809,000.00  $2,115,193.00   $7,692,000.00   $11,538,000.00


   Commerzbank Aktiengesellschaft
   Grand Cayman Branch
   311 South Wacker Drive
   Suite 5800
   Chicago, IL  60606
   Attention:  William B. Peterson
   Fax:  312-435-1486                $4,809,000.00  $2,115,193.00   $7,692,000.00   $11,538,000.00

   First Interstate Bank of
    Texas N.A.
   309 West 7th Street-Suite 1100
   Fort Worth, TX  76102
   Attention:  Todd Robichaux
   Fax:  817-885-1100                $4,809,000.00  $2,115,193.00   $7,692,000.00   $11,538,000.00

   First Union National Bank of
    North Carolina
   1 First Union Center TW-10
   Charlotte, NC  28288
   Attention:  Douglas J. Sleeper
   Fax:  704-374-2802                $4,809,000.00  $2,115,193.00   $7,692,000.00   $11,538,000.00

   The Fuji Bank, Limited
   225 West Wacker Drive
   Suite 2000
   Chicago, IL  60606
   Attention:  James Bell
   Fax:  312-621-0539                $6,412,000.00  $2,820,258.00  $10,256,000.00   $15,384,000.00

   The Industrial Bank of Japan,
    Limited, Chicago Branch
   227 West Monroe, Suite 2600
   Chicago, IL  60606
   Attention:  Charles Smith
   Fax:  312-855-8200                $7,213,500.00  $3,172,790.00  $11,538,000.00   $17,307,000.00

   The Long-Term Credit Bank of
    Japan, Ltd., Chicago Branch
   190 South LaSalle Street
   Suite 800
   Chicago, IL  60603
   Attention:  Koji Sasayama
   Fax:  312-704-8505                $4,809,000.00  $2,115,193.00  $7,692,000.00   $11,538,000.00

   The Mitsubishi Trust and
    Banking Corporation
   440 South LaSalle Street
   Suite 3100
   Chicago, IL  60605
   Attention:  Vicki Camm
   Fax:  312-663-0863                $4,809,000.00  $2,115,193.00  $7,692,000.00  $11,538,000.00

   Mitsui Trust Bank (U.S.A.)
   225 Liberty Street
   41st Floor
   New York, NY  10281
   Attention:  Kazuyuki Muto
   Fax:  212-416-0356                $4,809,000.00  $2,115,193.00  $7,692,000.00  $11,538,000.00

   Royal Bank of Canada
   NY Financial Square
   24th Floor
   New York, NY  10005-3531
   Attention:  Mike Madnick
   Fax:  212-428-6459                $4,809,000.00  $2,115,193.00  $7,692,000.00  $11,538,000.00

   The Sakura Bank, Limited
   227 West Monroe Street
   Suite 4700
   Chicago, IL  60606
   Attention:  Chris Kappas
   Fax:  312-332-5345                $4,809,000.00  $2,115,193.00  $7,692,000.00  $11,538,000.00

   The Sanwa Bank Limited
   Dallas Agency
   901 Main Street,
   Ste. 2830 LB 165
   Dallas, TX  75202
   Attention:  Blake Wright
   Fax:  214-741-6535                $4,809,000.00  $2,115,193.00  $7,692,000.00   $11,538,000.00

   Westdeutsche Landesbank Girozentrale
   1211 Avenue of the Americas
   23rd Floor
   New York, NY  10036
   Attention:  Michele Ransley
   Fax:  212-852-6148                $8,015,000.00  $3,525,323.00  $12,820,000.00  $19,230,000.00

   Bank of Hawaii
   130 Merchants Street -
   20th Floor
   Honolulu, HI  96813
   Attention:  Donna D. Parker
   Fax:  808-537-8301                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   Banca Commerciale Italiana
   Chicago Branch
   150 North Michigan Ave.
   15th Floor
   Chicago, IL  60601
   Attention:  Diane Zeller-Scherer
   Fax:  312-346-5758                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   Caisse Nationale de Credit
    Agricole
   55 East Monroe Street
   Chicago, IL  60603-5702
   Attention:  Lynn Rosinsky
   Fax:  312-372-2830                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   NBD Bank
   611 Woodward Avenue
   Detroit, MI  48226
   Attention:  William McCaffrey
   Fax:  313-225-2649                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   PNC Bank, National Association
   500 West Madison
   Suite 3140
   Chicago, IL  60661
   Attention:  Kenneth D. Sweder
   Fax:  312-906-3420                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   The Sumitomo Bank, Limited
   Chicago Branch
   233 South Wacker Drive
   Suite 4800
   Chicago, IL  60606-6448
   Attention:  John Kemper
   Fax:  312-876-6436                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   The Tokai Bank, Limited
   Chicago Branch
   181 West Madison
   Suite 3600
   Chicago, IL  60602
   Attention:  Tom Kania
   Fax:  312-977-0003                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   Yasuda Trust & Banking Co., Ltd.
   Chicago Branch
   181 West Madison Street
   Suite 4500
   Chicago, IL  60602
   Attention:  Joseph Meek
   Fax:  312-683-3899                $4,007,500.00  $1,762,662.00   $6,410,000.00   $9,615,000.00

   Credit Suisse
   12 East 49th Street
   New York, NY  10017
   Attention:  K. Kristinsson
   Fax:  212-238-5245                $1,603,000.00  $705,064.34   $2,564,000.00   $3,846,000.00

   NationsBank N.A. (Carolinas)
   233 South Wacker Drive
   Suite 2800
   Chicago, IL  60606
   Attention:  Carter Smith
   Fax:  312-234-5601                $1,603,000.00  $705,064.33   $2,564,000.00   $3,846,000.00

   ABN AMRO Bank N.V.
   135 South La Salle Street
   Suite 425
   Chicago, IL  60674-9135
   Attention:  John Stanger
   Fax:  312-606-8425                $1,603,000.00  $705,064.33    $2,564,000.00   $3,846,000.00

                                                                    ANNEX A
                                                                         TO
                                                           SECOND AMENDMENT

                                                                  EXHIBIT A


                                       FORM OF
                              MONEY MARKET QUOTE REQUEST


                                                       [Date]


          To:       Morgan Guaranty Trust Company of New York
                    (the "ADMINISTRATIVE AGENT")

          From:     Santa Fe Pacific Corporation
                    (the "BORROWER")

          Re:       $1,560,000,000 Credit Agreement (the "CREDIT
          AGREEMENT") dated as of January 27, 1995 among (i) the Borrower,
          (ii) the Lenders named therein, (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Administrative Agent and as Documentation Agent.

                    We hereby give notice pursuant to subsection 5.2 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Loan(s):

          Date of Borrowing:
                             ---------------

                    Principal Amount*             Interest Period**

                    Tranche A $
                    Tranche B $
                    Tranche C $

                    Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Eurodollar Rate.]

                     Terms used herein have the meanings assigned to them in the Credit Agreement.












                                        SANTA FE PACIFIC CORPORATION


                                        By:

                                           ---------------------------
                                           Title:



          * Amount must be $5,000,000 or a larger whole multiple of $1,000,000.

          ** Not less than one month in the case of a LIBOR Auction, not less than 7 days in the case of an Absolute Rate Auction and not more than 365 days in the case of an Absolute Rate Auction, subject to the provisions of the definition of Interest Period.

                                                                    ANNEX B
                                                                         TO
                                                           SECOND AMENDMENT

                                                                  EXHIBIT B


                                       FORM OF
                          INVITATION FOR MONEY MARKET QUOTES


          To:  [Name of Lender]

          Re: Invitation for Money Market Quotes to Santa Fe Pacific Corporation (the "BORROWER")

                    Pursuant to subsection 5.3 of the $1,560,000,000 Credit Agreement dated as of January 27, 1995 among the (i) Borrower,
          (ii) the Lenders named therein, (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Administrative Agent and as Documentation Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Loan(s):


          Date of Borrowing:
                            ---------------

                    Principal Amount           Interest Period

                    Tranche A $
                    Tranche B $
                    Tranche C $

                    Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the Eurodollar Rate.]

                    Please respond to this invitation by no later than 9:15 A.M. (New York City time) on [date]. THIS INVITATION IS FROM THE ADMINISTRATIVE AGENT

          ON BEHALF OF THE BORROWER AND YOUR RESPONSE SHOULD BE SUBMITTED TO THE ADMINISTRATIVE AGENT.













                                        MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, as Administrative
                                           Agent



          Dated:                        By:
                --------------             ----------------------------
                                              Authorized Officer

                                                                    ANNEX C
                                                                         TO
                                                           SECOND AMENDMENT

                                                                  EXHIBIT H


                                       FORM OF
                              ASSIGNMENT AND ACCEPTANCE


                    Reference is made to the Credit Agreement, dated as of January 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (i) Santa Fe Pacific Corporation (the "BORROWER"), (ii) the Lenders named therein, (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Administrative Agent and as Documentation Agent. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                    The Assignor identified on Schedule 1 hereto (the "ASSIGNOR") and the Assignee identified on Schedule 1 hereto (the "ASSIGNEE") agree as follows:

                    1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "ASSIGNED INTEREST") in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents.

                    2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; and
          (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

                    3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to

          <PAGE)
                                                                         2

          subsection 9.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to such Agent by the terms thereof, together with such powers as are incidental thereto; and
          (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 6.13(d) of the Credit Agreement.

                    4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in
          Schedule 1 hereto (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

                    5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                    6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and
          (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                    7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                                                                         3
                    IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on
          Schedule 1 hereto.

                                      SCHEDULE 1
                             TO ASSIGNMENT AND ACCEPTANCE
          -----------------------------------------------------------------


          Name of Assignor:
                            -----------------------------------------

          Name of Assignee:
                            -----------------------------------------


          Effective Date of Assignment:
                                        -----------------------------


                    Credit              Principal     Commitment Percentage
             Facility Assigned 1    Amount Assigned        Assigned 2
          -----------------------  -----------------  ---------------------

          Term Loan                  $                     .           %
                                      ------------       -- -----------
          Tranche A Revolving Credit $                                 %
                                      ------------       -- -----------
          Tranche B Revolving Credit $                     .           %
                                      ------------       -- -----------
          Tranche C Revolving Credit $                     .           %
                                      ------------       -- -----------

          Assignee:                        Assignor:

          -----------------------------    -------------------------------

          By:                              By:
             --------------------------       ----------------------------
          Title:                           Title:



          Accepted:                        Consented To:

          MORGAN GUARANTY TRUST            SANTA FE PACIFIC CORPORATION
            COMPANY OF NEW YORK, as
            Administrative Agent



          By:                              By:
             --------------------------       -----------------------------
          Title:                           Title:

















          --------------------------
          1 Assignments of the credit facilities will be permitted on a pro rata basis only.

          2 Calculate the Commitment Percentage that is assigned to at least 15 decimal places and show as a percentage of the aggregate commitments of all Lenders.

                                                                    ANNEX D
                                                                         TO
                                                           SECOND AMENDMENT


                                       CONSENT

                    CONSENT, dated as of          , 1995, by THE ATCHISON,
                                         ------ --
          TOPEKA AND SANTA FE RAILWAY COMPANY, a Delaware corporation ("SANTA FE RAILROAD").


                            W  I  T  N  E  S  S  E  T  H:
                            -  -  -  -  -  -  -  -  -  -



                    WHEREAS, Santa Fe Pacific Corporation (the "BORROWER") is a party to the Credit Agreement, dated as of January 27, 1995 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among (i) the Borrower, (ii) the Lenders named therein, (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Administrative Agent and as Documentation Agent;

                    WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make, and have made, Loans to the Borrower upon the terms and subject to the conditions set forth therein;

                    WHEREAS, pursuant to the Credit Agreement, Santa Fe Railroad executed and delivered the Guarantee, dated as of February 21, 1995, in respect of the Credit Agreement (the "GUARANTEE"); and

                    WHEREAS, the Borrower, the Lenders and the Administrative Agent are entering into the Second Amendment, dated as of March 31, 1995, to the Credit Agreement, and it is a condition precedent to the effectiveness thereof that Santa Fe Railroad shall have executed and delivered this Consent to the Administrative Agent;

                    NOW, THEREFORE, in consideration of the premises, Santa Fe Railroad hereby agrees as follows for the benefit of the Administrative Agent and the Lenders:















                    1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                    2. Consent. Santa Fe Railroad hereby consents to the execution and delivery of the Second Amendment and to the consummation of the transactions contemplated thereby and hereby acknowledges that after giving effect to the Second Amendment, the Guarantee remains in full force and effect.

                    3. GOVERNING LAW. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                    IN WITNESS WHEREOF, the undersigned has caused this Consent to be duly executed and delivered as of the date first above written.

                                        THE ATCHISON, TOPEKA AND SANTA FE
                                           PACIFIC RAILWAY COMPANY



                                        By:
                                           ------------------------------
                                           Title:

                                                                   ANNEX E
                                                                        TO
                                                          SECOND AMENDMENT


                             [OPINION OF MAYER, BROWN & PLATT]

                                                                     , 1995
                                                           ------- --

          To the Agents and Lenders Referred to Below
          c/o Morgan Guaranty Trust Company of New York,
            as Administrative Agent
          60 Wall Street
          New York, New York  10260-0060

          Ladies and Gentlemen:

                    We have acted as special counsel for Santa Fe Pacific Corporation, a Delaware corporation (the "BORROWER"), in connection with the execution and delivery of the Second Amendment, dated as of March 31, 1995 (the "SECOND AMENDMENT"), to the Credit Agreement, dated as of January 27, 1995 (as previously amended, the "CREDIT AGREEMENT"), among (i) the Borrower, (ii) the lenders named therein (the "LENDERS"), (iii) J.P. Morgan Securities Inc., as Arranger, (iv) Chase Securities, Inc., Chemical Securities Inc., Goldman, Sachs & Co. and Union Bank of Switzerland, as Co-Arrangers, (v) Morgan Guaranty Trust Company of New York, The Chase Manhattan Bank (National Association), Chemical Bank, Pearl Street L.P. and Union Bank of Switzerland, as Arranging Agents, and (vi) Morgan Guaranty Trust Company of New York, as Administrative Agent and as Documentation Agent (the Arranger, the Co-Arrangers, the Arranging Agents, the Administrative Agent and the Documentation Agent are collectively referred to herein as the "AGENTS").

                    We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Second Amendment and such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for purposes of this opinion. We have assumed, without independent investigation, the genuineness of all signatures of all parties (other than those on behalf of the Borrower), the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authorized originals of all documents submitted to us as copies. As to facts material to this opinion, we have relied without independent investigation upon the written statements and representations of the Borrower and its officers and representatives and public officials.

                     Upon the basis of the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

                    , 1995
          ------- --
          Page 2


               1. The Borrower is a corporation validly existing and in good standing under the laws of the State of Delaware. The Borrower has all corporate powers to carry on its business as now conducted.

                    2. The execution, delivery and performance by the Borrower of the Second Amendment is within the Borrower's corporate powers and has been duly authorized by all necessary corporate action on the part of the Borrower.

                    3. The execution, delivery and performance by the Borrower of the Second Amendment does not require any action by or in respect of, or filing with, any governmental body, agency or official of the United States of America or the States of New York, Illinois or Delaware or contravene, or constitute a default under, any provision of applicable law or regulation of the United States of America or the States of New York or Illinois, the General Corporation Law of the State of Delaware or of the certificate of incorporation or by-laws of the Borrower or, to the best of our knowledge, of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or, to the best of our knowledge, result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than the Lien created pursuant to the Stock Pledge Agreement.

                    4. The Second Amendment has been duly executed by the Borrower and constitutes a valid and binding agreement of the Borrower enforceable against the Borrower in accordance with its terms.

                    Our opinions are subject to the following
               qualifications:

                    B. We express no opinion as to the effect of the law of any jurisdiction other than the States of New York and Illinois wherein any Lender or its Applicable Lending Office may be located, or wherein enforcement of the Credit Agreement may be sought, which limits the rates of interest legally chargeable or collectible.

                    C. Our opinions are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

                    D.  We express no opinion with respect to
               indemnification or contribution obligations which contravene public policy.

                    , 1995
          ------ ---
          Page 3


                    Our opinions herein are limited solely to the federal laws of the United States of America, the laws of the States of New York and Illinois and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

                    The opinions given herein are as of the date hereof.
          We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

                    This opinion is furnished to you solely in connection with the transactions described above and (i) may not be relied upon by anyone other than you and (ii) may be so relied upon only in connection with the transactions described in the Credit Agreement.

                                        Very truly yours,



                                        MAYER, BROWN & PLATT






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